UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PerkinElmer, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2052042
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

940 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.600% Notes due 2021	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-210279

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

PerkinElmer, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-210279) under the Securities Act of 1933, as amended (the “Securities Act”), and a prospectus dated March 18, 2016 (the “Base Prospectus”), as supplemented by a prospectus supplement dated April 4, 2018 (the “Prospectus Supplement”), filed pursuant to Rule 424(b) under the Securities Act, relating to the securities to be registered hereunder. The Company incorporates by reference the Base Prospectus and Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Certain Material U.S. Federal Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Base Prospectus.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of October 25, 2011, between the Company and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2011 (File No. 001-05075))

4.2	Fourth Supplemental Indenture, dated as of April 11, 2018, among the Company, U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent, including form of the Note (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2018 (File No. 001-05075))

4.3	Paying Agency Agreement, dated as of April 11, 2018, among the Company, U.S. Bank National Association, as trustee, transfer agent, and registrar and Elavon Financial Services DAC, UK Branch, as paying agent (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2018 (File No. 001-05075))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PERKINELMER, INC

Date: April 11, 2018	By:	/s/ John L. Healy
John L. Healy
Vice President and Associate General Counsel